APEX BIOVENTURES ACQUISITION CORPORATION
18 FARM LANE
HILLSBOROUGH, CA 94010

____________, 2007

To Each of the Initial Stockholders
Listed on the Signature Page Hereto

RE: SHARE FORFEITURE AGREEMENT

Ladies and Gentlemen:

This letter agreement (this “Agreement”) is being delivered to you in connection with the Registration Statement on Form S-1 (File No. 333-135755) (as it may be amended and supplemented from time to time, the “Registration Statement”) initially filed by the undersigned, APEX Bioventures Acquisition Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on July 12, 2006, relating to an initial public offering (the “IPO”) of the Company’s units (the “Units”). Each Unit is comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock (each, a “Warrant”) to be underwritten by Lazard Capital Markets LLC and Ladenburg Thalmann & Co. Inc. (the “Underwriters”).

The stockholders of the Company listed as “Initial Stockholders” on the signature page hereto (the “Initial Stockholders”) purchased an aggregate of 1,875,000 shares of Common Stock at an aggregate purchase price of $25,000 (the “Purchased Shares”), including an aggregate of 281,250 shares of Common Stock (such Common Stock is referred to herein as the “Forfeitable Shares”; the Forfeitable Shares and the Purchased Shares are referred to collectively herein as the “Insider Shares”). The number of Forfeitable Shares held by each Initial Stockholder as of the date hereof is set forth opposite such Initial Stockholder’s name on Schedule I hereto.

In order to ensure that the Insider Shares collectively owned by the Initial Stockholders constitute no more or no less than twenty percent (20%) of the Company’s outstanding Common Stock immediately after the date on which the Underwriter’s option (“Over-Allotment option”) to purchase up to 1,125,000 Units to cover any over-allotments has been exercised in full or all or any portion thereof has expired or been terminated, the parties hereto agree that some or all of the Forfeitable Shares shall be forfeited in accordance with the terms, and subject to the conditions, set forth below.

1.  Share Forfeiture.

In the event that the Underwriters purchase less than all of the Option Units that are subject to the Over-Allotment Option, then, effective as of the Business Day immediately following the date of the expiration or termination (other than by exercise in full by the Underwriters) of all or any portion of the Over-Allotment Option in accordance with the terms thereof (“Expiration Date”), such number of Forfeitable Shares as is determined below will automatically, and without further action by any party, be forfeited (such shares, the “Forfeited Shares”). The total number of Forfeited Shares shall be equal to 281,250 minus 25% of the number of Option Units purchased by the Underwriters pursuant to the Over-Allotment Option, or:

Forfeited Shares = 281,250 - (Option Units purchased x 25%)

The portion of the total number of Forfeited Shares each Initial Stockholder shall forfeit shall be proportionate to their respective ownership percentage of Forfeited Shares. All calculations resulting in fractional shares shall be rounded up to the next whole share.

2.  Escrow; Settlement. By the Effective Date, each Initial Stockholder shall deposit the certificates representing their respective Forfeitable Shares, together with a stock power duly endorsed in blank and medallion guaranteed for up to the number of shares set forth opposite such Initial Stockholders name on Schedule I hereto, with the Escrow Agent pursuant to the Stock Escrow Agreement relating to the IPO, by and among the Company, the Escrow Agent and each of the undersigned (the “Stock Escrow Agreement”). If any Forfeitable Shares are forfeited, the Forfeited Shares shall be cancelled on the books of the Company and the certificates representing the same released to the Company from escrow pursuant to the Stock Escrow Agreement.

3.  Miscellaneous.

A.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

B.  Successors and Assigns. This Agreement shall be binding on each of the undersigned and its successors and assigns.

C.  Amendments. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

D.  Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

E.  Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Facsimile signatures shall be deemed originals for all purposes hereunder.

F.   Third Party Beneficiaries. The Underwriters shall be third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of Lazard Capital Markets LLC.

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If the foregoing correctly sets forth our agreement, please sign the enclosed copy of this Agreement in the space provided below and return it to us.

Very truly yours, APEX BIOVENTURES ACQUISITION CORPORATION

By:
Name: Title:

Accepted and Agreed by each of the undersigned
Initial Stockholders of the Company as of the date
first set forth above:

FOR INDIVIDUALS:

Print Name of Individual

Signature

FOR ENTITIES:

Print Name of Entity

Signature of Authorized Signatory

Print Name and Title of Authorized Signatory

SCHEDULE I

Initial Stockholder	# of Forfeitable Shares	Percentage of Total # of Forfeitable Shares
John J. Chandler	16,476	5.86%
Nancy T. Chang	23,994	8.53%
Robert J. Easton	51,823	18.43%
K. Michael Forrest	61,670	21.93%
Invivos Limited Partners	35,068	12.47%
Treasure Road Partners Limited	46,929	16.69%
Anthony J. Sinskey	12,714	4.52%
Robert L. Van Nostrand	19,862	7.06%
Rix Clinical Laboratories Ltd.	12,714	4.52%
TOTAL	281,250	100%